As filed with the Securities and Exchange Commission on May 17, 2021

Registration Statement No. 333-256005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	37-1657129
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Broadway, 16th Floor

Cambridge, MA 02142

617-300-8460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marcio Souza

Chief Executive Officer

One Broadway, 16th Floor

Cambridge, MA 02142

617-300-8460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Hoffman, Esq. Sarah Ashfaq, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Jonathan L. Kravetz, Esq. John T. Rudy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ (File No. 333-256005)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(d) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (“Registration Statement”) is being filed solely for the purpose of refiling Exhibit 5.1 with modifications. This Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Exhibit Description

5.1	Opinion of Goodwin Procter LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-256005) filed with the SEC on May 11, 2021 and incorporated herein by reference).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on the 17th day of May, 2021.

PRAXIS PRECISION MEDICINES, INC.

/s/ Marcio Souza
Marcio Souza
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marcio Souza	Chief Executive Officer and Director	May 17, 2021
Marcio Souza	(Principal Executive Officer)

/s/ Lauren Mastrocola Lauren Mastrocola	Principal Accounting Officer and Interim Principal Financial Officer	May 17, 2021

* Dean Mitchell	Chairman of the Board	May 17, 2021

* Jeffrey Chodakewitz, M.D.	Director	May 17, 2021

* Gregory Norden	Director	May 17, 2021

* Merit Cudkowicz, M.D.	Director	May 17, 2021

* Stefan Vitorovic	Director	May 17, 2021

* William Young	Director	May 17, 2021

*By:	/s/ Marcio Souza
Marcio Souza Attorney-in-fact